UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

 SCYNEXIS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street

Suite 3610

Jersey City, New Jersey, 07302-6548

(Address of principal executive offices, including zip code)

(201)-884-5485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2018, the Board of Directors of SCYNEXIS, Inc. took the following compensation actions with respect to SCYNEXIS’s executive officers (collectively, the “Officers”):

2017 Officer Bonuses

Approved cash bonuses for the Officers based on SCYNEXIS’s performance for the calendar year 2017, as follows:

Executive Officer	Title	Bonus
Marco Taglietti, M.D.	Chief Executive Officer	$140,300
David Angulo, M.D.	Chief Medical Officer	$124,200
Eric Francois	Chief Financial Officer	$97,400
Scott Sukenick	General Counsel	$16,000

2018 Salaries

Approved the 2018 annual base salaries for the Officers, to be effective March 1, 2018, as follows:

Executive Officer	Title	2018 Salary
Marco Taglietti, M.D.	Chief Executive Officer	$530,000
David Angulo, M.D.	Chief Medical Officer	$426,300
Eric Francois	Chief Financial Officer	$371,400
Scott Sukenick	General Counsel	$320,000

Option Grants

Approved stock option grants under SCYNEXIS 's 2014 Equity Incentive Plan to the Officers, as follows:

Executive Officer	Title	Shares subject to Option
Marco Taglietti, M.D.	Chief Executive Officer	375,000
David Angulo, M.D.	Chief Medical Officer	200,000
Eric Francois	Chief Financial Officer	150,000
Scott Sukenick	General Counsel	15,000

The options have an exercise price of $1.69 per share and vest on a monthly basis over a four-year period, provided such Officer is continuing to provide services to SCYNEXIS on such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Eric Francois
Name:	Eric Francois
Title:	Chief Financial Officer

Dated: February 15, 2018